THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NO. W  -  A -___                          Warrant for _____________ Common Stock
                                               (subject to adjustment)


                                  ALPHARX, INC.

                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, for value received, __________________________, a ___________ organized and existing under the laws of the State of _____________, and having an address of __________________________, or its registered assigns (the holder or any registered assign thereof being a "Holder") is entitled, subject to the terms set forth below, to purchase from ALPHARX, INC. a Delaware corporation having an address of 200-168 Konrad Crescent, Markham, Ontario, Canada L3R9T9 (the "Company"), the number of shares of Common Stock, as defined below, appearing above, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in
Section 3 below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange herefor or therefor as provided herein. As more particularly set forth in that certain Subscription Agreement, dated June __, 2004, (the "Subscription Agreement") by and between the Company and the undersigned Holder, this Warrant was issued to the Holder for the consideration set forth in the Subscription Agreement.

         On or about the date hereof the Company has or may enter into other agreements similar to the Subscription Agreement and pursuant thereto issue to other persons warrants that are similar to this Warrant (this Warrant and such other warrants are hereinafter collectively, the "Warrants").

         1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time after its issuance on this the ______ day of June, 2004 (the "Warrant Issue Date") and before its expiration at 5:00 p.m. New York, New York time, on the third year anniversary of the Warrant Issue Date.


================================================================================
WARRANT TO PURCHASE COMMON STOCK

         2. NUMBER OF SHARES FOR WHICH EXERCISABLE. This Warrant shall be exercisable at any time for the number of shares Common Stock appearing above at the Exercise Price in effect at such time; provided that the number of Common Stock shall be appropriately adjusted from time to time to reflect any exercises of this Warrant and such further adjustments as are required pursuant to other provisions of this Warrant. For purposes hereof, "Common Stock" means any common stock or equivalent units authorized under the Certificate of Incorporation or other governing instruments of the Company including any securities subsequently issued in any merger, recapitalization or other transaction in exchange for such securities.

         3. EXERCISE PRICE. The price per share of Common Stock at which this Warrant may be exercised (the "Exercise Price") shall be equal to U.S. $0.30 and shall be payable in cash or other immediately available funds.

         4. EXERCISE OF WARRANT.

                  (a)  The  purchase  rights  represented  by this  Warrant  are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or wire transfer of immediately available funds to the Company of the Exercise Price, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Common Stock as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Common Shares for which this Warrant may then be exercised.

         5.       OWNERSHIP CAP AND EXERCISE RESTRICTIONS.

                  (a) Notwithstanding any provision of this Warrant to the contrary, at no time may the Holder, or any subsequent holder, of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued upon such exercise would result, when aggregated with all other shares of Common Stock owned by the Holder at such time, in the Holder owning more than 4.99% of the outstanding Common Stock at the time of the exercise, provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the Holder intends to waive the requirements of this
Section 5(a) in regard to any or all of the Common Stock to be issued upon the exercise of the Warrant, then this Section 5(a) shall have no force or effect with regard to any Common Stock referenced in Waiver Notice. This provision shall expire sixty-one (61) days prior to the expiration of this Warrant under
Section 1.


================================================================================
WARRANT TO PURCHASE COMMON STOCK

                  (b) The Holder may not exercise this Warrant in whole or in part to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) more than 9.99% of the then issued and outstanding Common Stock, including any Common Stock, issuable upon the exercise of this Warrant after the application of this Section 5(b).

         6. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of such fractional share.

         7. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         8. RIGHTS OF STOCKHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of securities, reclassification of securities, change of par value, or change of securities to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         9. TRANSFER OF WARRANT.

                  (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

================================================================================
WARRANT TO PURCHASE COMMON STOCK

                  (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                  (c)  TRANSFERABILITY  AND  NONNEGOTIABILITY  OF WARRANT.  This
Warrant  may  not be  transferred  or  assigned  in  whole  or in  part  without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                  (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                  (e) COMPLIANCE WITH SECURITIES LAWS.

                           (i) The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party; and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           (ii) This  Warrant and all Common  Stock  issued upon
exercise hereof unless registered under the Act shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY

================================================================================
WARRANT TO PURCHASE COMMON STOCK

         SECURITIES   ISSUED   HEREUNDER  OR  THEREUNDER  MAY  NOT  BE  SOLD  OR
         TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

         10. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of all shares of Common Stock issuable upon the exercise in full of this Warrant and, from time to time, will take all steps necessary to amend its operating agreement (or any other governing documents of the Company that may be in effect from time to time) to provide for sufficient reserves of shares of Common Stock then issuable upon exercise in full of the Warrant. The Company further covenants that all Common Stock issued upon the exercise of rights represented by this Warrant in accordance with its terms will be duly and validly issued, fully paid, non-assessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or other evidence of equity interests of the Company to execute and issue the necessary certificates or other instruments for Common Stock upon any exercise of this Warrant.

         11.      NOTICES.

                  (a) Whenever the Exercise Price or number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Chief Financial Officer (or the equivalent officer of the Company) setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of shares of Common Stock issuable or issued thereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                  (b) In case:

                           (i) the Company shall take a record of the holders of
its Common Stock (or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any Common Stock or any other securities, or to receive any other right, or

                           (ii) of any capital  reorganization  of the  Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or


================================================================================
WARRANT TO PURCHASE COMMON STOCK

                           (iii) of any voluntary  dissolution,  liquidation  or
winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

                  (c) All such notices, advices and communications shall be deemed to have been received when provided in accordance with the notice requirements set forth in Section 13(a).

         12.      AMENDMENTS.

                  (a) This Warrant may be amended in writing by the Company and the Holder. This Warrant may also be amended in writing by the Company and holders of a majority of all outstanding Warrants, so long as all such Warrants are identically amended. Any amendment effected in accordance with this Section 12 shall be binding upon the Holder, each future holder of the Warrant, and the Company.

                  (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         13. MANDATORY REDEMPTION. At the election of the Company, this Warrant is subject to mandatory redemption at a price of U.S. $0.01 per underlying share of Common Stock if the Common Stock trades for 10 consecutive trading days at a price at or above U.S. $0.90 per share on any eligible market (including, without limitation, the over-the-counter market; NASDAQ Small Cap Market and NASDAQ National Market), provided that (i) the Holder will be given at least 15 days prior written notice of such redemption in order that the Holder may exercise this Warrant, and (ii) immediately prior to giving such notice of redemption, the Common Stock underlying this Warrant is subject to an effective registration statement covering its resale under the Act.

         14. MISCELLANEOUS. The following additional provisions shall apply during the term of this Agreement:


================================================================================
WARRANT TO PURCHASE COMMON STOCK

                  (a) NOTICES. Any notice required or permitted under the terms of this Warrant shall be in writing and shall be deemed effectively given: (i) upon actual delivery, when delivered personally; (ii) upon receipt when sent by confirmed telegram or fax if sent during normal business hours, and if not, then on the next business day; (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery; or (iv) 5 business days after being deposited in the U.S. mail, as certified or registered mail, return receipt requested, postage prepaid. All communications shall be sent to the Company at its principal address as set forth in the first paragraph of this Warrant, and to the Holder at its registered address as set forth in the first paragraph of this Agreement, or at such other address as the Company or any Holder may subsequently designate by ten days' advance written notice to the other.

                  (b) GOVERNING LAW. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto are to be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of Delaware to the rights and duties of the parties hereto.

                  (c) ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is instituted to enforce or interpret the terms of this Warrant, the Holder shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which the Holder may be entitled.

                  (d) ASSUMPTION ON MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into, or enter into an agreement of share exchange with, any other corporation unless the corporation resulting from such merger, consolidation, or share exchange (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form to the Holder, and duly executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  (e) CONSTRUCTION AND TITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]


================================================================================
WARRANT TO PURCHASE COMMON STOCK

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer or agent under its corporate seal and to be dated the date hereof.

                                              ALPHARX, INC.


                                              By:_______________________________
                                                 Name:
                                                 Title:







================================================================================
WARRANT TO PURCHASE COMMON STOCK

                               NOTICE OF EXERCISE

To:      ALPHARX, INC.

         (1) The undersigned hereby elects to purchase _______ shares of Common Stock (as such term is defined in the attached Warrant) of ALPHARX, INC. pursuant to the provisions of Section 4(a) of the attached Warrant, and tenders herewith payment of the purchase price for all such shares of Common Stock.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Common Stock to be issued upon exercise hereof is being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Act, or any applicable state securities laws.

         (3) Please issue a certificate or certificates or other appropriate instrument or instruments representing said Common Shares in the name of the undersigned or in such other name as is specified below:


                                              ---------------------------------
                                              (Name)

                                              ---------------------------------
                                              (Name)

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                              ---------------------------------
                                              (Name)

--------------------------                    ---------------------------------
(Date)                                        (Signature)


================================================================================
WARRANT TO PURCHASE COMMON STOCK

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE                    ADDRESS                   NO. OF SHARES

and does hereby irrevocably constitute and appoint ___________________ Attorney to make such transfer on the books of ALPHARX, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Act, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:___________________                     _______________________________
                                              Signature of Holder


================================================================================
WARRANT TO PURCHASE COMMON STOCK